Pilgrim’s Pride Reports First Quarter 2026 Results

GREELEY, Colo., April 29, 2026 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its first quarter 2026 financial results.
First Quarter Highlights
•Net Sales of $4.5 billion.
•Consolidated GAAP Operating Income margin of 3.6%.
•GAAP Net Income of $101.5 million and GAAP EPS of $0.43. Adjusted Net Income of $121.7 million, and Adjusted EPS of $0.51.
•Adjusted EBITDA of $308.1 million, or a 6.8% margin, with Adjusted EBITDA margins of 7.0% in the U.S., 7.8% in Europe, and 3.1% in Mexico.
•The U.S. Fresh business implemented several projects during the quarter to upgrade product mix and enhance operational efficiencies in Big Bird, while growing Key Customer partnerships. Together, these projects will reinforce the foundation of future growth while reducing portfolio volatility and increasing returns. The impacts from plant downtime and ramp up from these projects, along with weakened commodity fundamentals and disruptions from weather events, contributed to reduced profitability compared to last year.
•U.S. Prepared Foods growth continues to accelerate, with record retail volumes. Just Bare® continues to resonate throughout the marketplace as retail sales increased nearly 40% versus last year. To support this growth, the construction of the new value-added facility in Walker County, Georgia, remains on schedule.
•Europe maintained steady results compared to last year given its balanced portfolio across proteins and meal occasions. Rollover® continued to outpace the category average, whereas Fridge Raiders® maintained a steady presence in snacking. Back-office integration and network optimization continues to improve productivity and support further growth.
•Mexico grew its branded portfolio across Fresh and Prepared Foods, increasing volumes by more than 10% compared to last year. Geographical diversification also continues with ramp up of production in the South and Peninsula areas. Improved growing conditions in the live markets and increased imports compressed margins versus the first quarter of 2025.
•Significantly surpassed the Scope 1 & 2 emissions intensity reduction targets required for the 2025 performance milestone specified in the Sustainability-Linked Bond.
•Maintained strong liquidity position to support future growth opportunities as net leverage ratio is currently 1.25x Adjusted EBITDA, below the target of 2x to 3x.

(Unaudited)	Three Months Ended
	March 29, 2026	March 30, 2025	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,532.6	$4,463.0	+1.6%
U.S. GAAP EPS	$0.43	$1.24	(65.3)%
Operating income	$162.6	$404.5	(59.8)%
Adjusted EBITDA(1)	$308.1	$533.2	(42.2)%
Adjusted EBITDA margin(1)	6.8%	12.0%	(5.2)	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“During the quarter, chicken demand continued to be healthy across all regions,” said Fabio Sandri, Pilgrim’s President and CEO. “Overall business fundamentals remained positive given chicken’s affordability, consumer momentum in retail and foodservice, and ample grain supplies. Equally important, we made significant progress on our growth and portfolio projects, reinforcing the foundation for a more resilient earnings profile.”
In the first quarter, U.S. Fresh completed the conversion of Russellville, Ala., to a Case Ready plant to support growth of a key customer and implemented multiple operational excellence projects in Big Bird. Margins were challenged compared to the prior year given planned plant downtime, impact of winter storms, lower values for deli small birds, and decline in commodity cutout fundamentals.
“Our operations underwent a significant amount of transition over the past several months,” said Sandri. “Not only will these investments reduce volatility of our portfolio, but they also further enhance our capabilities to meet growing demand from Key Customers in the upcoming months.”
Growth in U.S. Prepared Foods accelerated as value-added offerings expanded across retail and foodservice. Just Bare® retail sales rose nearly 40% compared to last year given increased distribution and velocity. Construction of the company’s new facility in Walker County, Ga., remains on track.
“Once complete, our Walker County facility will enhance margins and further drive sales growth for U.S. Prepared Foods,” Sandri commented. “It will also increase diversification within our U.S. business given our expansion in brands and valued-added products, ultimately creating more stable earnings.”
In Europe, a balanced portfolio maintained steady volume and margins compared to last year amid declining consumer confidence. Within grocery, poultry and meals grew faster than the category averages, and demand from Key Customers remained stable. Back-office integration and network optimization continues to improve productivity and support further growth.
“Europe’s performance reflects the benefits of diversification,” Sandri said. “As consumers became increasingly focused on value, many of our offerings throughout our portfolio were readily available to meet their needs across retail and foodservice.”
Mexico continues to execute strategies for profitable growth. In Fresh, branded sales volumes increased double digits compared to last year. Margins were compressed due to increased supply levels, especially in the live commodity market, which persisted throughout the quarter. The ramp up of live operations in the South and Peninsula regions and the new line prepared foods line in Porvenir began on schedule.
“Our investments in Mexico will drive growth and diversification through more value-added offerings and expanded geographic presence in the live commodity market,” said Sandri.
Pilgrim’s also exceeded the Scope 1 & 2 emission intensity reduction targets specified within the Sustainability-Linked Bond for 2025.
“Our achievement in emissions intensity reduction reflects our long-standing focus on driving sustainability throughout our business,” concluded Sandri. “We are proud to announce the achievement of the initial Scope 1 & 2 emissions intensity reduction targets called for in the bond; and, we will continue to drive sustainability through improved efficiencies, ultimately creating opportunities and a better future for our team members.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 30, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10208065/103bf7759a7

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

###
About Pilgrim’s Pride
Pilgrim’s employs approximately 63,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 29, 2026	December 28, 2025
	(In thousands)
Cash and cash equivalents	$542,415	$640,235
Trade accounts and other receivables, less allowance for credit losses	1,074,945	1,164,903
Accounts receivable from related parties	15,541	13,398
Inventories	2,029,589	2,031,259
Income taxes receivable	93,322	103,702
Prepaid expenses and other current assets	260,570	272,809
Assets held for sale	10,860	11,057
Total current assets	4,027,242	4,237,363
Deferred tax assets	30,300	31,211
Other long-lived assets	125,484	113,195
Operating lease assets, net	250,783	257,784
Intangible assets, net	809,556	832,066
Goodwill	1,317,054	1,338,884
Property, plant and equipment, net	3,642,269	3,533,027
Total assets	$10,202,688	$10,343,530

Accounts payable	$1,512,546	$1,588,569
Accounts payable to related parties	40,678	43,516
Revenue contract liabilities	32,646	37,622
Accrued expenses and other current liabilities	1,001,382	1,095,858
Income taxes payable	132,733	123,769
Current maturities of long-term debt	918	924
Total current liabilities	2,720,903	2,890,258
Noncurrent operating lease liabilities, less current maturities	193,040	199,315
Long-term debt, less current maturities	3,095,615	3,093,113
Deferred tax liabilities	441,867	452,326
Other long-term liabilities	14,770	14,787
Total liabilities	6,466,195	6,649,799
Common stock	2,631	2,627
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	2,029,686	2,023,609
Retained earnings	2,346,946	2,245,523
Accumulated other comprehensive loss	(111,791)	(47,022)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,722,785	3,680,050
Noncontrolling interest	13,708	13,681
Total stockholders’ equity	3,736,493	3,693,731
Total liabilities and stockholders’ equity	$10,202,688	$10,343,530

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands, except per share data)
Net sales	$4,532,633	$4,463,009
Cost of sales	4,187,143	3,908,136
Gross profit	345,490	554,873
Selling, general and administrative expense	180,169	133,779
Restructuring activities	2,765	16,612
Operating income	162,556	404,482
Interest expense, net of capitalized interest	37,847	41,738
Interest income	(6,870)	(24,953)
Foreign currency transaction losses (gains)	922	(2,053)
Miscellaneous, net	(1,163)	(692)
Income before income taxes	131,820	390,442
Income tax expense	30,370	94,099
Net income	101,450	296,343
Less: Net income attributable to noncontrolling interests	27	310
Net income attributable to Pilgrim’s Pride Corporation	$101,423	$296,033

Weighted average shares of common stock outstanding:
Basic	237,712	237,235
Effect of dilutive common stock equivalents	847	1,045
Diluted	238,559	238,280

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.43	$1.25
Diluted	$0.43	$1.24

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
Cash flows from operating activities:
Net income	$101,450	$296,343
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	118,481	104,518
Stock-based compensation	6,081	7,023
Deferred income tax benefit	(4,873)	(10,958)
Loss on property disposals	2,023	900
Loan cost amortization	1,216	1,239
Accretion of discount related to Senior Notes	584	608
Asset impairment	—	589
Gain on early extinguishment of debt recognized as a component of interest expense	—	(107)
Changes in operating assets and liabilities:
Trade accounts and other receivables	74,288	(91,504)
Inventories	(16,027)	(64,233)
Prepaid expenses and other current assets	10,208	(44,021)
Accounts payable, accrued expenses and other current liabilities	(157,052)	(118,667)
Income taxes	18,015	51,887
Long-term pension and other postretirement obligations	(1,196)	(1,414)
Other operating assets and liabilities	(12,380)	(5,312)
Cash provided by operating activities	140,818	126,891
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(234,780)	(98,274)
Business acquisitions	(3,073)	—
Proceeds from property disposals	1,679	1,185
Cash used in investing activities	(236,174)	(97,089)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(152)	(3,553)
Cash used in financing activities	(152)	(3,553)
Effect of exchange rate changes on cash and cash equivalents	(2,312)	8,060
Increase (decrease) in cash, cash equivalents and restricted cash	(97,820)	34,309
Cash, cash equivalents and restricted cash, beginning of period	640,235	2,043,158
Cash, cash equivalents and restricted cash, end of period	$542,415	$2,077,467

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, and (4) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
Net income	$101,450	$296,343
Add:
Interest expense, net(a)	30,977	16,785
Income tax expense	30,370	94,099
Depreciation and amortization	118,481	104,518
EBITDA	281,278	511,745
Add:
Foreign currency transaction losses (gains)(b)	922	(2,053)
Litigation settlements(c)	23,194	7,250
Restructuring activities losses(d)	2,765	16,612
Minus:
Net income attributable to noncontrolling interest	27	310
Adjusted EBITDA	$308,132	$533,244

(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance.

The summary unaudited consolidated income statement data for the 12 months ended March 29, 2026 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 30, 2025 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2025 and (2) the applicable unaudited consolidated income statement data for the three months ended March 29, 2026.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended March 29, 2026
	June 29, 2025	September 28, 2025	December 28, 2025	March 29, 2026
	(In thousands)
Net income	$356,009	$343,061	$87,931	$101,450	$888,451
Add:
Interest expense, net	31,451	28,990	33,044	30,977	124,462
Income tax expense	119,573	118,319	86,803	30,370	355,065
Depreciation and amortization	113,504	116,426	121,709	118,481	470,120
EBITDA	620,537	606,796	329,487	281,278	1,838,098
Add:
Foreign currency transaction losses (gains)	4,892	5,169	(1,231)	922	9,752
Litigation settlements	58,464	19,582	77,363	23,194	178,603
Restructuring activities losses	3,499	1,779	9,464	2,765	17,507
Minus:
Net income (loss) attributable to noncontrolling interest	489	248	(62)	27	702
Adjusted EBITDA	$686,903	$633,078	$415,145	$308,132	$2,043,258

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Three Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
	(In thousands, except percent of net sales)
Net income	$101,450	$296,343	2.24%	6.64%
Add:
Interest expense, net	30,977	16,785	0.68%	0.38%
Income tax expense	30,370	94,099	0.67%	2.11%
Depreciation and amortization	118,481	104,518	2.62%	2.34%
EBITDA	281,278	511,745	6.21%	11.47%
Add:
Foreign currency transaction losses (gains)	922	(2,053)	0.02%	(0.05)%
Litigation settlements	23,194	7,250	0.51%	0.16%
Restructuring activities losses	2,765	16,612	0.06%	0.37%
Minus:
Net income attributable to noncontrolling interest	27	310	—%	0.01%
Adjusted EBITDA	$308,132	$533,244	6.80%	11.94%

Net sales	$4,532,633	$4,463,009

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	March 29, 2026				March 30, 2025
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$41,834	$53,285	$6,331	$101,450	$222,296	$42,150	$31,897	$296,343
Add:
Interest expense, net(a)	33,863	(2,109)	(777)	30,977	25,567	(1,904)	(6,878)	16,785
Income tax expense	12,115	15,329	2,926	30,370	71,012	9,922	13,165	94,099
Depreciation and amortization	74,505	37,522	6,454	118,481	66,386	33,137	4,995	104,518
EBITDA	162,317	104,027	14,934	281,278	385,261	83,305	43,179	511,745
Add:
Foreign currency transaction losses (gains)(b)	—	(970)	1,892	922	(1)	(372)	(1,680)	(2,053)
Litigation settlements(c)	23,194	—	—	23,194	7,250	—	—	7,250
Restructuring activities losses(d)	—	2,765	—	2,765	—	16,612	—	16,612
Minus:
Net income attributable to noncontrolling interest	—	—	27	27	—	—	310	310
Adjusted EBITDA	$185,511	$105,822	$16,799	$308,132	$392,510	$99,545	$41,189	$533,244
(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
GAAP operating income, U.S. operations	$86,909	$318,806
Litigation settlements	23,194	7,250
Adjusted operating income, U.S. operations	$110,103	$326,056

Adjusted operating income margin, U.S. operations	4.2%	11.9%

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
GAAP operating income, Europe operations	$64,755	$49,071
Restructuring activities losses	2,765	16,612
Adjusted operating income, Europe operations	$67,520	$65,683

Adjusted operating income margin, Europe operations	5.0%	5.3%

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
GAAP operating income, Mexico operations	$10,892	$36,605
No adjustments	—	—
Adjusted operating income, Mexico operations	$10,892	$36,605

Adjusted operating income margin, Mexico operations	2.0%	7.5%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In percent)
GAAP operating income margin, U.S. operations	3.3%	11.6%
Litigation settlements	0.9%	0.3%
Adjusted operating income margin, U.S. operations	4.2%	11.9%

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In percent)
GAAP operating income margin, Europe operations	4.8%	4.0%
Restructuring activities losses	0.2%	1.3%
Adjusted operating income margin, Europe operations	5.0%	5.3%

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In percent)
GAAP operating income margin, Mexico operations	2.0%	7.5%
No adjustments	—%	—%
Adjusted operating income margin, Mexico operations	2.0%	7.5%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$101,423	$296,033
Add:
Foreign currency transaction losses (gains)	922	(2,053)
Litigation settlements	23,194	7,250
Restructuring activities losses	2,765	16,612
Adjusted net income attributable to Pilgrim's before tax impact	128,304	317,842
Net tax impact of adjustments(a)	(6,599)	(5,278)
Adjusted net income attributable to Pilgrim's	$121,705	$312,564
Weighted average diluted shares of common stock outstanding	238,559	238,280
Adjusted net income attributable to Pilgrim's per common diluted share	$0.51	$1.31
(a)     Net tax impact of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands, except per share data)
U.S. GAAP EPS	$0.43	$1.24
Add:
Foreign currency transaction losses (gains)	—	(0.01)
Litigation settlements	0.10	0.03
Restructuring activities losses	0.01	0.07
Adjusted EPS attributable to Pilgrim's before tax impact	0.54	1.33
Net tax impact of adjustments(a)	(0.03)	(0.02)
Adjusted EPS	$0.51	$1.31

Weighted average diluted shares of common stock outstanding	238,559	238,280
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,635,398	$2,743,189
Europe	1,351,744	1,231,529
Mexico	545,491	488,291
Total net sales	$4,532,633	$4,463,009

Sources of cost of sales by country of origin:
U.S.	$2,438,840	$2,355,567
Europe	1,231,393	1,115,225
Mexico	516,910	437,344
Total cost of sales	$4,187,143	$3,908,136

Sources of gross profit by country of origin:
U.S.	$196,558	$387,622
Europe	120,351	116,304
Mexico	28,581	50,947
Total gross profit	$345,490	$554,873

Sources of operating income by country of origin:
U.S.	$86,909	$318,806
Europe	64,755	49,071
Mexico	10,892	36,605
Total operating income	$162,556	$404,482